UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2005

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814)870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2005, Erie Indemnity Company issued a press release stating that the Board of Directors approved an executive stock ownership program providing guidelines for stock ownership by the chief executive officer and executive officers of the company in Erie Indemnity Company stock. The plan requires that the chief executive officer must acquire shares of stock equal to 3 times base salary. All other executive officers must acquire shares of stock equal to 1.5 times their respective base salaries. These ownership levels must be reached within three years from the beginning of this program which commences on January 1, 2006. See the Press Release attached as Exhibit 99.1 and Executive Stock Ownership Program Document at Exhibit 99.2.

Item 8.01 Other Events.

On December 14, 2005, Erie Indemnity Company issued a press release regarding the Board of Director's approval of an increase in shareholders' dividends and the management fee rate charged to the Erie Insurance Exchange. See the Press Release attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated December 14, 2005.
Exhibit 99.2 Executive Stock Ownership Program Document

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

December 15, 2005	By:	Philip A. Garcia

Name: Philip A. Garcia
Title: Executive Vice President & CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated December 14, 2005
99.2	Executive Stock Ownership Program Document